                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                ------------------------------------------------
                       February 2, 2001 (January 18, 2001)

                            OMNI NUTRACEUTICALS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 UTAH                     0-18160            87-046822
   ----------------------------       ------------       -------------------
   (STATE OF OTHER JURISDICTION       (COMMISSION          IRS EMPLOYER
           OF INCORPORATION)          FILE NUMBER)       IDENTIFICATION NO.)


                              5310 BEETHOVEN STREET
                              LOS ANGELES, CA 90066
                    ----------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 306-3636


                                       N/A
         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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                            OMNI NUTRACEUTICALS, INC.

                                TABLE OF CONTENTS
                                       FOR
                           CURRENT REPORT ON FORM 8-K


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
Item 5.     Other  Events                3

Signature                                3

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ITEM 5


OTHER EVENTS

The Company previously announced in a press release dated October 18, 2000 that its four largest shareholder groups had agreed to lock-up a total of nearly nineteen million shares of common stock. The agreements, which were to expire on September 25, 2001, contained certain requirements for their continued effectiveness, including either the deposit with an escrow agent of each groups' respective shares, or entry of a restrictive legend on the share certificates describing the restrictions on the sale or transfer of such shares as set forth in the agreements.

The Company was advised by letter dated January 15, 2001 from one of the parties, that this requirement had not been met and, therefore, the party considered the agreements to be void. The Company performed a review of the situation and concluded on January 18, 2001, that such requirement for continued effectiveness of the lock-up agreements had not been met.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   OMNI NUTRACEUTICALS, INC.


Date:  February 2, 2001                 By: /s/ KLEE IRWIN
                                          -----------------------
                                          Klee Irwin
                                          Chief Executive Officer




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